Exhibit Index

         16.1     Letter Regarding Change in Certifying Accountant

                                  Exhibit 16.1

March 31, 2004

Securities and Exchange Commission
450 5th Street
Washington, DC 20549

We have read and agree with the comments regarding Cacciamatta Accountancy Corporation made in Item 4 of Form 8-K of Instapay Systems, Inc. dated March 12, 2004, and in Item 4 of the form 8-K/A amendment to that report filed March 31, 2004.


Cacciamatta Accountancy Corporation
Irvine, California